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                                  EXHIBIT 10.5

                                      LEASE

     THIS INDENTURE OF LEASE made on the 6th day of June 2000, by and between HIGHLANDTOWN VILLAGE SHOPPING CENTER, INC., a Maryland Corporation having an address c/o Landmark Properties, Inc., 4848 Route 8 Unit 2, Allison Park, PA 15101 herein called LANDLORD and AmericasBank, a Maryland Banking Corporation having an address of 500 York Road, Towson, MD 21204-5103 herein called TENANT

                                WITNESSETH THAT:
                                   ARTICLE I
                              LEASED PREMISES, TERM

SECTION 1.01 LEASED PREMISES

     Landlord hereby leases to Tenant, and Tenant rents from Landlord, those certain premises, now or hereafter erected in a certain shopping center known as Highlandtown Village Shopping Center (herein called the "Shopping Center") located in Baltimore, Maryland, being more particularly described in Exhibit "A" hereof, which is attached hereto and made a part hereof, which premises consist of a store, building or room as shown by the hatched area on Exhibit "B", said store building or room having approximate measurements of 28.6 feet in width and 50 feet in depth, and containing an area of approximately 1,430 square feet, together with the use in common with others entitled thereto as set forth more particularly in Article VI hereof, of the common areas, employees' parking areas, service roads, loading facilities, sidewalks and customer car parking areas, shown and depicted on Exhibit "B", and other facilities as may be designated from time to time by Landlord, subject however to the terms and conditions of this Agreement and to reasonable rules and regulations for the use thereof as prescribed from time to time by the Landlord, all herein collectively called the "Leased Premises." Landlord shall deliver the Leased Premises with the restroom, electrical system, and HVAC system in working order and in compliance with code. Tenant has examined the Leased Premises and accepts them "as is".

SECTION 1.02 COMMENCEMENT AND ENDING DATE OF TERM

     The term of the Lease shall commence on the earlier of 60 days after Tenant is given formal approval for the change of location of the AmericasBank branch from its location at 3621 East Lombard Street, Baltimore, Maryland to the Leased Premises from all regulatory agencies which oversee and examine the operations, standing and status of AmericasBank or the day Tenant opens for business and Tenant's obligation to pay rent hereunder shall commence 60 days after the Lease commences and shall end on the last day of the fifth consecutive full lease year as said term "lease year" is hereinafter defined. Tenant shall have no obligation hereunder until such time as regulatory approval of location change is given. Tenant shall act with due diligence and in good faith to obtain regulatory approval of location change.

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SECTION 1.03 LEASE YEAR DEFINED

     The term "lease year", as used herein, shall mean a period of twelve (12) consecutive full calendar months. The first lease year shall begin on the first full calendar month following the commencement date set forth in Section 1.02 hereof; provided, however, if the date set forth in Section 1.02 hereof is the first day of the calendar month, then the lease year shall commence on that date.

SECTION 1.04 FIRST OPTION TO EXTEND

     Provided Tenant is not in default under any of the terms and conditions of this Lease, Tenant shall have the option to extend the term of this Lease for an additional period of five (5) years from the date upon which such term would otherwise expire. Such extensions shall be upon and subject to the same terms, covenants and conditions as those herein specified. If Tenant elects to exercise this option, it shall do so by giving Landlord written notice of such election no later than one hundred twenty (120) days prior to the date this Lease would otherwise expire.

     If Tenant gives such notice, the term of this Lease shall be automatically extended for the additional period of years covered by the option so exercised without execution of an extension or renewal Lease.

SECTION 1.05 FINAL OPTION TO EXTEND

     Provided Tenant is not in default under any of the terms and conditions of this Lease, Tenant shall have a final option to extend the term of this Lease for an additional period of five (5) years from the date upon which such term would otherwise expire per Section 1.04 above. Such extensions shall be upon and subject to the same terms, covenants and conditions as those herein specified except that Tenant may not again exercise an option under this Article. If Tenant elects to exercise this option, it shall do so by giving Landlord written notice of such election no later than one hundred twenty (120) days prior to the date this Lease would otherwise expire.

     If Tenant gives such notice, the term of this Lease shall be automatically extended for the additional period of years covered by the option so exercised without execution of an extension or renewal Lease.

                                   ARTICLE II
                                      RENT

SECTION 2.01 MINIMUM RENT

     Tenant agrees to pay to Landlord at the office of Landlord, or at such other place designated by Landlord, without any prior demand therefore as fixed minimum rent:

     (a) The sum of One Thousand Three Hundred Ten Dollars and Eighty-Three Cents ($1,310.83) in advance upon the first (1st) day of each calendar month during the first (1st) lease year inclusive;

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     (b) The sum of One Thousand Three Hundred Ten Dollars and Eighty-Three
Cents ($1,310.83) in advance upon the first (1st) day of each calendar month during the second (2nd) lease year inclusive;

     (c) The sum of One Thousand Three Hundred Seventy Dollars and Forty-Two Cents ($1,370.42) in advance upon the first (1st) day of each calendar month during the third (3rd) lease year inclusive.

     (d) The sum of One Thousand Four Hundred Dollars and Twenty-One Cents ($1.400.21) in advance upon the first (1st) day of each calendar month during the fourth (4th) lease year inclusive;

     (e) The sum of One Thousand Four Hundred Fifty-Nine Dollars and Seventy-Nine Cents ($1,459.79) in advance upon the first (lst) day of each calendar month during the fifth (5th) lease year inclusive.

     In the event Tenant exercises its option to extend the term of this Lease pursuant to Section 1.04 hereof Tenant also agrees to pay to Landlord at the office of Landlord, or at such other place designated by Landlord, without any prior demand therefor as fixed minimum rent during said option period:

     (f) The sum of One Thousand Four Hundred Eighty-Nine Dollars and Fifty-Eight Cents ($1,489.58) in advance upon the first (1st) day of each calendar month during the sixth (6th) lease year inclusive:

     (g) The sum of One Thousand Five Hundred Nineteen Dollars and Thirty-Eight Cents ($1,519-38) in advance upon the first (1st) day of each calendar month during the seventh (7th) lease year inclusive;

     (h) The sum of One Thousand Five Hundred Forty-Nine Dollars and Seventeen Cents ($1,549.17) in advance upon the first (1st) day of each calendar month during the eighth (8th) lease year inclusive;

     (i) The sum of One Thousand Five Hundred Seventy-Eight Dollars and Ninety-Six Cents ($1,578.96) in advance upon the first (1st) day of each calendar month during the ninth (9th) lease year inclusive;

     (j) The sum of One Thousand Six Hundred Eight Dollars and Seventy-Five Cents ($1,608.75) in advance upon the first (1st) day of each calendar month during the tenth (10th) lease year inclusive.

     In the event Tenant exercises its option to extend the term of this Lease pursuant to Section 1.05 hereof Tenant also agrees to pay to Landlord at the office of Landlord, or at such other place designated by Landlord, without any prior demand therefor as fixed minimum rent during said option period.

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     (k) The sum of One Thousand Six Hundred Thirty-Eight Dollars and Fifty-Four
Cents ($1,638.54) in advance upon the first (1st) day of each calendar month during the eleventh (11th) lease year inclusive;

     (l) The sum of One Thousand Six Hundred Sixty-Eight Dollars and Thirty-Three Cults ($1,668.33) in advance upon the first (1st) day of each calendar month during the twelfth (12th) lease year inclusive;

     (m) The sum of One Thousand Six Hundred Ninety-Eight Dollars and Thirteen Cents ($1,698.13) in advance upon the first (1st) day of each calendar month during the thirteenth (13th) lease year inclusive.

     (n) The sum of One Thousand Seven Hundred Twenty-Seven Dollars and Ninety-Two Cents ($1,727.92) in advance upon the first (1st) day of each calendar month during the fourteenth (14th) lease year inclusive;

     (o) The sum of One Thousand Seven Hundred Fifty Seven Dollars and Seventy-One Cents ($1,757.71) in advance upon the first (1st) day of each calendar month during the fifteenth (15th) lease year inclusive.

     If the term shall commence upon a day other than the first day of a calendar month, then Tenant shall pay, upon the commencement date of the term, a pro rata portion of the fixed monthly rent described in the foregoing clause (a) prorated on a per diem basis with respect to the fractional calendar month preceding the commencement of the first lease year hereof. It is the intention of the parties that the rental specified in this numbered section shall be net to the Landlord in every respect and paid without abatement, deduction or set-off.

SECTION 2.02 PERCENTAGE RENT

     (Intentionally Omitted)

SECTION 2.03 GROSS RECEIPTS DEFINED

     (Intentionally Omitted)

SECTION 2.04 REAL ESTATE TAXES

     Landlord will pay in the first instance all taxes and assessments which are assessed or imposed upon the Shopping Center or any part thereof, and due and/or payable during the term of this lease. The Tenant shall reimburse the Landlord its pro rata share of all monies paid by the Landlord for real estate taxes as herein provided. Such proration shall be determined as set forth in Section 6.04 hereof. Such reimbursement shall be made as set forth under Article VI hereof.

     For the purpose of this Section, the term "Taxes" shall include all real estate taxes, taxes imposed on rents or in lieu of real estate taxes or taxes on rents, taxes attributable to improvements to the Shopping Center or any part thereof made by any Tenant or by Landlord, or attributable to the installation in the Shopping Center or any part thereof of fixtures, machinery, or equipment by any tenant or by Landlord, assessments, water and sewer rents, if billed by the

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appropriate authority as a tax rather than a utility charge, and other governmental impositions and charges of every kind and nature whatsoever extraordinary as well as ordinary, foreseen and unforeseen, and each and every installment thereof, which shall or may during the term of this Lease or any extension or renewal thereof be levied, assessed, imposed, become due and/or payable, or liens upon, or arise in connection with the use, occupancy or possession of, or grow due or payable out of, or for, the Shopping Center or any part thereof, or any land, buildings or other improvements therein, excluding, however, any of the foregoing relating to any parcel included in the Shopping Center which is occupied with only one prime Tenant or Landlord and which comprises a separate tax lot for the purpose of assessment for real estate taxes. Such term shall not include any charge, such as a water meter charge or the sewer rent based thereon, which is measured by the consumption by the actual user of the item or service for which the charge is made, nor shall such term include any tax on the Landlord's income which is personal in nature or any inheritance tax arising out of the death of the Landlord, if applicable. Nothing herein contained shall be construed to limit Landlord's right to contest any such taxes it feels are burdensome nor obligate Landlord to contest any such taxes which either Landlord or Tenant feels are burdensome.

SECTION 2.05 PAST DUE RENT AND OTHER CHARGES

     If Tenant shall fail to pay, when the same is due and payable, any rent, payment of Common Area Expenses, or any other monies due under the terms of this Lease, such unpaid amounts shall bear interest from the due date thereof to the date of payment at the rate of 1 1/2% per calendar month or a fraction thereof.

SECTION 2.06 ADDITIONAL RENT

     In addition to the rents required to be paid by Tenant to Landlord as elsewhere provided in this Article, Tenant shall pay to Landlord as additional rent ("Additional Rent") all other amounts required to be paid by Tenant as provided under the terms of this Lease.

                                  ARTICLE III
                          CONDUCT OF BUSINESS BY TENANT

SECTION 3.01 USE OF PREMISES

     Tenant shall use the Leased Premises solely for the purpose of conducting the business of banking. Tenant may install and operate an Automatic Teller Machine (ATM) facility to be operated as part of the Leased Premises. Prior to commencing installation of said ATM facility. Tenant shall submit installation plans to Landlord for approval, which shall not be unreasonably withheld. Tenant shall occupy the Leased Premises at the time set forth in Article I hereof and shall conduct continuously in the Leased Premises the business aforementioned. Tenant will not use nor permit the Leased Premises to be used for any other business or purpose. Tenant will not conduct catalog sales in or from the Leased Premises except for merchandise which Tenant is permitted to sell "over the counter" in or at the Leased Premises. In addition, Tenant shall not perform any acts or carry on any practices which may injure the building or be a nuisance or menace to other Tenants in the Shopping Center.

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SECTION 3.02 OPERATION OF BUSINESS

     Tenant shall operate all of the Leased Premises during the entire term of this lease with due diligence and efficiency, unless prevented from doing so by causes beyond the Tenant's control. Tenant shall conduct its business in the Leased Premises during the regular customary days and hours for such type of business in the City or trade area in which the Shopping Center is located. If Tenant shall fail to fulfill any obligations specified in this Section then in addition to any other right or remedies available to Landlord, Tenant shall pay to Landlord as liquidated damages for such failure a sum equal to twice the per diem Minimum Rent applicable during the period of such failure for each day of such failure.

SECTION 3.03 COMPETITION

     (Intentionally Omitted)

SECTION 3.04 STORAGE, OFFICE SPACE

     Tenant shall use for office, clerical or other non-selling purposes only such space in the Leased Premises as is from time to time reasonably required for Tenant's business in the Leased Premises.

SECTION 3.05 EXCLUSIVE USE

     Landlord covenants, on behalf of itself successors and assigns, that so long as Tenant is not in default under any significant term or condition of this Lease and conducts business pursuant to this Section of the Lease, Landlord shall not Lease any other premises within the Shopping Center for the purpose of engaging principally in providing traditional banking services; provided, however, that the sale, rental, licensing or distribution of any such items which is incidental to the operation of a department store, discount store, grocery store, drug store, sporting goods store, variety store or similar business within the Shopping Center shall not constitute a violation of the foregoing covenant. Nor shall this Lease restriction upon the Landlord apply to any portion of the premises currently occupied by Santoni's/Provident Bank. Nothing contained herein shall limit or restrict any tenant, existing or future, from selling travelers checks or money orders.

                                   ARTICLE IV
                            OPERATION OF CONCESSIONS

SECTION 4.01 CONSENT OF LANDLORD

     Tenant shall not permit any business to be operated in or from the Leased Premises by any concessionaire or licensee without the prior written consent of Landlord, which shall not be unreasonably withheld.

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                                    ARTICLE V
                                SECURITY DEPOSIT

SECTION 5.01 AMOUNT OF DEPOSIT

     Tenant has, contemporaneously with the execution of this lease, deposited with Landlord the sum of One Thousand Five Hundred Dollars and No Cents ($1,500.00), receipt of which is hereby acknowledged by Landlord. Said deposit shall be held by Landlord without liability for interest, as security for the faithful performance by Tenant of all the terms, covenants and conditions of this lease by said Tenant to be kept and performed during the term hereof. This requirement for a security deposit shall be waived by Landlord upon Tenant providing satisfactory proof of a secure financial condition. This term shall be waived by Landlord upon Tenant providing evidence of strong and stable financial condition.

SECTION 5.02 USE AND RETURN OF DEPOSIT

     In the event of the failure of Tenant to keep and perform any of the terms, covenants and conditions of this lease to be kept and performed by Tenant, then the Landlord at its option may appropriate and apply said entire deposit, or so much thereof, as may be necessary, to compensate the Landlord for loss or damage sustained or suffered by Landlord due to such breach on the part of Tenant. Should the entire deposit, or any portion thereof, be appropriated and applied by Landlord for the payment of overdue rent or other sums due and payable to Landlord by Tenant hereunder, then Tenant shall, upon the written demand of Landlord, forthwith remit to Landlord a sufficient amount to restore said security to the original sum deposited, and Tenant's failure to do so within five (5) days after receipt of such demand shall constitute a breach of this lease. Should Tenant comply with all of said terms, covenants and conditions and promptly pay all of the rental herein provided for as it falls due, and all other sums payable by Tenant to Landlord hereunder, the said deposit shall be returned in full to Tenant at the end of the term of this lease, or upon the earlier termination of this lease subject to the provisions of Section 8.03 hereof.

SECTION 5.03 TRANSFER OF DEPOSIT

     Landlord may deliver the funds deposited hereunder by Tenant to the purchaser of Landlord's interest in the Leased Premises, at the time such interest is sold, at which time Landlord shall be discharged from any further liability with respect to such deposit.

                                   ARTICLE VI
                                  COMMON AREAS

SECTION 6.01 CONTROL OF COMMON AREAS BY LANDLORD

     "Common Areas" shall mean all areas, facilities and improvements provided from time to time for the general common use or benefit of the tenants and other occupants, their officers, agents, employees, invitees and customers of the Shopping Center including without limitation, all non-exclusively used parking areas, roadways, pedestrian sidewalks, trailways, access roads, driveways, ramps, loading docks, driveway areas, courts, arcades, service corridors, landscaped

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and vacant areas, restrooms, public meeting rooms, maintenance rooms, lighting facilities, storm and sanitary sewer systems and utility lines located within the Shopping Center.

     Landlord hereby grants to Tenant, during the term of this Lease, the non-exclusive right to use, in common with all others so entitled, the Common Areas of the Shopping Center for pedestrian and vehicular traffic. The Common Areas shall be subject to the exclusive control and management of Landlord and to such rules and regulations as Landlord may from time to time adopt.

     Landlord reserves the right to change the area, locations and arrangement of parking areas and other Common Areas, to close any or all portions of the Common Areas, to such extent and for such time as may, in the sole discretion of Landlord's counsel, be legally necessary to prevent a dedication thereof or the accrual of any rights to any person or to the public therein; to close temporarily, if necessary, any part of the Common Areas in order to make changes, additions, deletions, alterations or improvements in and to such Common Areas including methods of ingress to and egress from such Common Areas, provided there shall be no unreasonable obstruction of Tenant's right of ingress to or egress from the Leased Premises.

SECTION 6.02 MAINTENANCE OF COMMON AREAS BY LANDLORD

     Landlord shall provide for the cleaning, painting, striping, surfacing and re-surfacing, repairing, operating, lighting, removing of snow, ice, rubbish and debris, and inspecting of the Common Areas, as deemed necessary by Landlord.

SECTION 6.03 COMMON AREA EXPENSES

     Landlord and Tenant agree that certain expenses will be incurred for the operation of the Shopping Center's Common Areas. Said expenses shall include but not be limited to:

     (a) All real estate taxes and assessments as described more particularly in
Section 2.04 hereof (as well as any costs incurred in the contesting thereof);
and

     (b) Those expenses necessary to maintain the common areas including, without limitation, gardening and landscaping, repairs, replacements, amortization of debt service incurred to finance major repairs or replacements (e.g. parking lot resurfacing), line painting, lighting, sanitary control, maintenance of a uniform sign system, if applicable, removal of snow, ice, trash, rubbish, garbage and other refuse, depreciation on machinery and equipment used in such maintenance, the cost of personnel to implement any of the above such services, (it being the intention of this paragraph to include, without limitation, all expenses incurred in the maintenance and operation of the common areas which benefit the tenants as a group rather than a single tenant, as set forth more particularly in Section 6.02 hereof); and

     (c) The cost of all property insurance as required in Section 9.03 hereof, all public liability insurance as required in Section 9.03 hereof and all business interruption and miscellaneous insurance required by Section 9.03 hereof, and

     (d) The cost of all utility and fire protection services, as required by
Section 10.02 hereof, and

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     (e) All advertising and promotion costs which benefit the tenants (as a group rather than to a single tenant) as set forth in Section 14.03 hereof; and

     (f) The sum of fifteen (15%) percent of all the above incurred expenses, except for the expenses of real estate taxes and assessments for Landlord's overhead incurred in the providing of the above services.

     The sum of all of the above expenses shall be hereinafter referred to as the "Common Area Expenses."

SECTION 6.04 TENANT'S SHARE OF THE COMMON AREA EXPENSES

     Landlord shall pay the Common Area Expenses in the first instance. Tenant shall reimburse Landlord, as hereinafter provided, its pro rata share of the Common Area Expenses. Tenant's pro rata share of the Common Area Expenses shall be computed by multiplying the total amount of the Common Area Expenses by a fraction the numerator of which shall be the floor area of the Leased Premises (1,430 sq ft) and the denominator of which shall be the square footage of the total leaseable area of the Shopping Center as the same shall, from time to time, exist. Until such time as Tenant's pro rata share shall change based on a change in the floor area of the Leased Premises or the total leaseable area of the Shopping Center Tenant's pro rata share shall be 2.5%. Tenant's pro rata share of the Common Area Expenses shall be paid in monthly installments, on the first day of each calendar month, in advance, in an amount estimated by Landlord from time to time. Tenant's monthly pro rata share of the Common Area Expenses shall initially be $536.25. Following the end of each full or partial calendar year, Landlord shall notify Tenant of Tenant's pro rata share of the Common Area Expenses for such full or partial calendar year. If the amount paid by Tenant for any full or partial calendar year shall be less than the actual amount due from Tenant for such year as of such notice, Tenant shall pay Landlord the difference between the amount paid by Tenant and the actual amount due, within ten (10) days after receipt of such notice. If the total amount paid by Tenant for any full or partial calendar year shall exceed the actual amount due from Tenant for such full or partial calendar year, such excess shall be credited against the next payment due from Tenant to Landlord pursuant to this Article. If the commencement date for the payment of Tenant's share of the Common Area Expenses is a day other than the first day of the calendar year or if the term of this Lease shall end on a day other than the last day of a calendar year then Tenant's pro rata share of the Common Area Expenses shall be billed and adjusted on the basis of such fraction of a calendar year. Tenant's costs for Common Area Expenses will not exceed $4.50 per square foot of leased space the first year and shall increase no more than 3% per year thereafter. Tenant, or its designee, at Tenant's expense, shall have the right to audit and examine Landlord's records as they pertain to common area expenses and real estate taxes of the Center and Tenant's correspondent responsibility for its pro rata share.

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                                  ARTICLE VII
               SIGNS, AWNINGS, CANOPIES, FIXTURES AND ALTERATIONS

SECTION 7.01 INSTALLATION BY TENANT

     All fixtures installed by Tenant shall be new or completely reconditioned. Tenant shall not make or cause to be made any alterations, additions or improvements or install or cause to be installed any trade fixture, exterior signs, floor covering, interior or exterior lighting, plumbing fixtures, shades or awnings or make any changes to the store front without first obtaining Landlord's written approval and consent. Tenant shall present plans and specifications to landlord for such work at the time approval is sought.

SECTION 7.02 REMOVAL AND RESTORATION BY TENANT

     Alterations, decorations, additions and improvements, shall not be removed from the premises prior to the end of the term hereof without the prior consent in writing from Landlord, said consent which Landlord agrees not to unreasonably withhold or delay. In the event Tenant removes any such alterations, decorations, additions or improvements from the Leased Premises after receiving Landlord's consent to remove the same alterations, decorations, additions or improvements therefrom and Tenant fails to restore the Leased Premises, excepting normal wear and tear, then Tenant may be charged 120% of Landlord's costs of restoring the Leased Premises and said cost may be deducted from any security deposit held by Landlord. All such alterations, decorations, additions and improvements shall become the property of Landlord if they are not removed from the Leased Premises upon the expiration of the Lease.

SECTION 7.03 TENANT SHALL DISCHARGE ALL LIENS

     Tenant shall promptly pay all contractors and materialmen, so as to minimize the possibility of a lien attaching to the Leased Premises, and should any such lien be made or filed, Tenant shall bond against or discharge the same within ten (10) days after written request by Landlord. No contractor shall work on the Shopping Center or materialmen supply materials to the Shopping Center involving the payment of $2,500.00 or more prior to the public filing of a no-lien agreement in a form approved by Landlord.

SECTION 7.04 SIGNS, AWNINGS AND CANOPIES

     Tenant will not place or allow anyone to place or maintain any sign, awning or canopy, lettering or advertising matter, documents or other thing of any kind on the exterior walls, windows or doors of the Leased Premises without first obtaining Landlord's written approval. Tenant further agrees to maintaining such sign, awning, canopy, decoration, lettering, advertising matter or other thing as may be approved in good condition and repair at all times or Landlord may cause such maintenance and, without limiting Landlord's other remedies, deduct 120% of the cost thereof from any security deposit held by the Landlord as compensation therefor or Landlord shall be paid by Tenant upon demand for such maintenance.

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SECTION 7.05 MAJOR ALTERATIONS, ADDITIONS OR CHANGES

     Tenant may, at its sole cost and expense, make such non-structural alterations, additions or changes, in and to the Leased Premises as it may desire; provided, however, Tenant shall first obtain Landlord's prior written consent to the plans and specifications for any of said non-structural alterations, additions or changes, other than to its own fixtures, equipment or decorations. Landlord may withhold its consent thereto if it deems that the structural strength of the building or Leased Premises will be impaired by such work or if Landlord's obligation to maintain, replace or repair the Leased Premises as set forth in Section 8.01 hereof will be expanded or adversely affected, or if Landlord deems that such additions, alterations or changes would adversely affect the other tenants in the Shopping Center, provided, however, any such additions, alterations or changes must be restricted to the Leased Premises as shown on Exhibit "B" attached hereto. All such alterations, additions or changes shall be made in strict conformance with the plans and specifications submitted to and approved by Landlord.

     Tenant may make no alterations, additions or changes which, in the opinion of Landlord or its engineers affect the structural integrity of the Leased Premises without Landlord's prior written consent thereto, which consent may be given at Landlord's sole discretion.

SECTION 7.06 UNIFORM EXTERIOR SIGNING SYSTEM

     Landlord may elect to maintain a uniform signing system throughout the Shopping Center. In such event, Tenant shall maintain no exterior signs of any kind or nature whatsoever or maintain interior signs which can be reasonably expected to be viewed by the public from the exterior of the Leased Premises. Further, in the event that such uniform signing system is maintained, the expense of lighting and cleaning and maintaining said system shall be considered a common area expense as provided for under Article VI hereof. The initial cost of Tenant's sign in said uniform system shall be billed to the Tenant and payment of such bill shall be due thirty (30) days thereafter.

                                  ARTICLE VIII
                         MAINTENANCE OF LEASED PREMISES

SECTION 8.01 MAINTENANCE BY TENANT

     Tenant agrees to be responsible for all cleaning, maintenance, replacements and repairs necessary to keep the Leased Premises, including but not limited to the heating, ventilation and air-conditioning, plumbing systems, electrical systems, sprinklers, glass, window panes, doors, walkways adjacent to the premises, exclusively used loading docks and driveways or areas lying within the boundary of the hatched area as depicted on Exhibit "B" hereof in a good state of repair and tenantable condition, except for the following cleaning, maintenance, replacement or repair which shall remain the Landlord's sole responsibility:

     (a) All maintenance, replacements and repairs to the roof, outer walls (exclusive of glass, window panes and doors), and structural portions of the buildings which shall be necessary to maintain the building in a safe, dry and tenantable condition and in good order and repair; and

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     (b) All repairs, maintenance or replacements of or to the underground utility installations and underground electrical conduit and wire of the Leased Premises, which are occasioned by settlement of the premises or a portion thereof, or caused by soil conditions; and

     (c) A11 repairs, replacement, maintenance and cleaning of the common areas not hatched on Exhibit B

     (d) During the first lease year of this lease Landlord agrees to pay any amount exceeding Five Hundred Dollars ($500.00) for repairs to major component parts of the HVAC.

     Tenant agrees to contract with a good and reputable HVAC maintenance company, approved by the Landlord, to provide no less than quarterly maintenance inspections of the Leased Premises' HVAC equipment. Tenant shall be responsible for maintaining the HVAC in good working order and for all repairs and replacements after the first lease year.

     Tenant also agrees when determined by Landlord to perform all necessary cleaning, maintenance, replacements or repairs to the Leased Premises which the Landlord deems necessary for the overall maintenance and appearance of the Shopping Center. Tenant shall commence such cleaning, maintenance, replacements or repairs or a course of action reasonably expected to cause such cleaning, maintenance, replacements or repairs to be completed within five (5) business days from the receipt of notice from Landlord to cause such cleaning, maintenance, replacements or repairs to be completed.

SECTION 8.02 MAINTENANCE BY LANDLORD

     If Tenant refuses or neglects to repair property as required hereunder and to the reasonable satisfaction of Landlord as soon as reasonably possible after written demand, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures, or other property or to Tenant's business by reason thereof, and upon completion thereof, and without limiting Landlord's other remedies, Tenant shall pay Landlord's costs for making such repairs plus twenty percent for overhead upon presentation of the bill therefore, as additional rent or Landlord may deduct (120%) of the costs thereof from any security deposits so held.

SECTION 8.03 SURRENDER OF PREMISES

     At the expiration of the tenancy hereby created, Tenant shall surrender the Leased Premises in the same condition as the Leased Premises were in upon delivery of possession thereto under this lease, reasonable wear and tear excepted, and shall surrender all keys for the Leased Premises to Landlord at the place then fixed for the payment of rent, and shall inform Landlord of all combinations on locks, safes, and vaults, if any, in the Leased Premises. Tenant shall remove all its trade fixtures, equipment, furniture and inventory before surrendering the premises as aforesaid, and shall repair any damage to the Leased Premises caused thereby. As soon as is reasonably practical after the receipt of notice by Tenant that the obligations set forth herein have been completed, Landlord shall examine the premises for compliance. Landlord shall provide prior notice to Tenant of its intention to inspect the premises and shall reasonably cooperate with Tenant to allow Tenant or Tenant's representative to be present during any such inspection. In the event the Tenant has not satisfactorily complied with its obligation in the

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opinion of Landlord, Landlord may, at its election, perform the obligations set forth herein and deduct One Hundred Twenty (120%) percent of the costs thereof from any security deposit held by Landlord. After Tenant's vacation and proper compliance with Tenant's obligations set forth herein to the Landlord's satisfaction, Landlord shall return to Tenant the amount of the security deposit still outstanding less any amounts withdrawn by Landlord in accordance with the other terms of this lease.

     In the event that said security deposit shall prove to be insufficient to satisfy the withdrawals from said security deposit as herein provided, the Tenant shall, within thirty (30) days of written demand therefore by Landlord, reimburse to Landlord the amount necessary to reimburse such deficiency. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this lease.

SECTION 8.04 RULES AND REGULATIONS

     Tenant agrees to comply with and observe the rules and regulations attached to the end of this Lease. Tenant's failure to keep and observe said rules and regulations shall constitute a breach of the terms of this lease in the manner as if the same were contained herein as covenants. Landlord reserves the right from time to time to amend or supplement said rules and regulations and to adopt and promulgate additional rules and regulations applicable to the Leased Premises and the Shopping Center. Notice of such additional rules and regulations, and amendments and supplements thereto, if any, shall be given to Tenant, and Tenant agrees thereupon to comply with and observe all such rules and regulations, and amendments thereto and supplements thereof, provided the same apply uniformly to all tenants of the Shopping Center.

                                   ARTICLE IX
                             INSURANCE AND INDEMNITY

SECTION 9.01 INDEMNIFICATION OF LANDLORD, TENANT'S INSURANCE

     Tenant will indemnify Landlord and any lender having a Deed of Trust or Mortgage on the premises and save it harmless from and against any and all loss, cost, claims. damages, actions. liability and/or expense in connection with loss of life, personal injury and/or damages to property including the Leased Premises, the Shopping Center, intangible property and choses in action arising from or out of any occurrence in, upon or at the Leased Premises, or the occupancy or use by Tenants of the Leased Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, sub-lessees or concessionaires. In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall defend, indemnify, protect and hold Landlord harmless and shall pay all cost, expenses and reasonable attorney's fees incurred or paid by Landlord in connection with such litigation.

     Tenant shall also pay all costs, expenses and reasonable attorney's fees that may be incurred or paid by Landlord in enforcing the covenants and agreements in this Lease.

     Tenant shall maintain, at Tenant's own cost and expense, adequate plate glass insurance and hazard insurance, if necessary, against losses resulting from the negligence of Tenant which ultimately results in damage to the Leased premises or the Shopping Center, or intangible

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

property or choses in action in connection therewith, to the limit of not less than One Hundred Thousand ($100,000.00) Dollars in respect to any property damage, and general public liability insurance in accordance with Section 11.02 hereof. Certificates of all such insurance shall be delivered to Landlord within ten (10) days after the execution of this lease and such Certificates shall contain covenants by the insurer to provide Landlord with ten (10) days written notice prior to any cancellation, non-renewal, change or modification in the subject insurance.

SECTION 9.02 TENANT'S LIABILITY INSURANCE

     Tenant shall, during the entire term hereof, keep in full force and effect, a policy of public liability and property damage insurance with respect to the Leased Premises including its store building or room, as well as any adjacent sidewalk, loading dock and/or compactor areas, and any other areas as are shown shaded on Exhibit "B", and the business operated by Tenant and any subtenants of Tenant in the Leased Premises in which the limits of insurance shall be not less than One Million ($1,000,000.00) Dollars single limit. The policy or certificate shall name Landlord, any person, firms or corporations designated by Landlord, and Tenant as insured, and shall contain a clause that the insurer will not cancel or change the insurance without first giving the Landlord ten (10) days' prior written notice. The insurance shall be in an insurance company approved by Landlord, and a copy of the policy or a Certificate of Insurance shall be delivered to Landlord.

SECTION 9.03 LANDLORD'S INSURANCE

     Landlord shall keep and maintain a policy of public liability and property damage insurance insuring against all reasonably insurable statutory and common law liabilities for damages on account of damage to property or injuries and/or loss of life sustained by any person or persons within said common areas of the Shopping Center as defined in Article VII hereof, said policies to bear limits of not less than One Million ($1,000,000.00) Dollars single limit.

     Landlord shall maintain upon the Shopping Center fire and extended coverage insurance with such carrier in such amount and in such form as Landlord or its mortgagee shall deem acceptable. Said policies may provide for the payment of damages to the Shopping Center and/or its structures on the basis of either replacement value or actual cash value as determined by Landlord.

     Landlord shall also carry and maintain in force such business interruption insurance and any other types of miscellaneous insurance which Landlord deems necessary for its protection, the protection of the public, the protection of tenants and/or the protection of the Shopping Center as well as Landlord's mortgagee. The cost, of such Insurance necessary, in the judgment of Landlord, to adequately insure the Shopping Center shall be paid by Landlord with the other Common Area Expenses as described in Article VI hereof.

SECTION 9.04 MUTUAL WAIVER OF SUBROGATION

     Each policy of fire insurance with extended coverage carried by Tenant shall provide that the insurer waives any right of subrogation against Landlord in connection with or arising out of any damage to such property contained in the Leased Premises caused by fire or other risks or casualty covered by such insurance. In no event shall Tenant or any person or corporation claiming an interest in the Leased Premises by, through or under Tenant, claim, maintain or prosecute any action or suit at law or in equity against Landlord for any loss, cost or damage caused by or resulting from fire or other risk or casualty in the Leased Premises or any part thereof, for which Tenant is or may be insured under a standard fire insurance policy with extended coverage whether or not carried by Tenant and whether or not caused by the negligence of Landlord, or the agents, or servants, or employees of Landlord.

     Landlord agrees to carry fire insurance with extended coverage covering the buildings in the Shopping Center in an amount satisfactory to any first mortgagee of the Shopping Center. Each policy of fire insurance with extended coverage carried by Landlord shall provide that the insurer waives any right of subrogation against Tenant in connection with or arising out of any damage to such property contained in the Leased Premises caused by fire or other risks or casualty covered by such insurance. In no event shall Landlord or any person or corporation claiming an interest in the Leased Premises by, through or under Landlord, claim, maintain or prosecute any action or suite at law or in equity against Tenant for any loss, cost or damage caused by or resulting from fire or other risk or casualty in the Leased Premises or any part thereof for which Landlord is or may be insured under a standard fire insurance policy with extended coverage, whether or not carried by Landlord or whether or not caused by the negligence of Tenant or the agents, or servants, or employees of Tenant.

     In the event that waiver of subrogation endorsement is obtainable only at an additional expense, then the party so requiring such waiver of subrogation endorsement shall either pay the cost of the additional premium for such provision, or the other party shall be relieved of its obligation to obtain such endorsement.

SECTION 9.05 INCREASE IN INSURANCE PREMIUMS

     In the event that the costs of the Shopping Center insurance as described in Section 9.03 hereof should increase due to the use and/or occupancy of Tenant of the Leased Premises, Tenant shall either:

     (1) Pay in addition to its contribution to the Common Area Expense for the Center the increase in insurance costs to the Shopping Center due to its use and occupancy of the Leased Premises; or

     (2) Make, at its own sole cost and expense, whatever changes (either structural or non-structural) are suggested by the appropriate Board of Fire Underwriters so as to cause the insurance costs to be reduced to the amount they had been immediately prior to the re-rating or inspection which immediately precipitated the increase in insurance cost.

     Tenant shall notify Landlord of its choice of alternatives and shall embark upon and complete a course of action on its choice of alternatives within thirty
(30) days after said re-rating or inspection by the appropriate Board of Fire Underwriters.

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

                                    ARTICLE X
                                    UTILITIES

SECTION 10.01 TENANT'S UTILITY CHARGES

     Tenant shall be solely responsible for and promptly pay all charges for heat, water, sewerage, gas, electricity, telephone or any other utility or service provided to or used or consumed in the Leased Premises which are separately metered or billed to Tenant.

SECTION 10.02 LANDLORD'S UTILITY CHARGES

     In event that Landlord elects to supply any water, sewerage, gas, heat, electricity or fire protection service or any other utility or service provided to or used or consumed in the Leased Premises or in the common area, Tenant agrees to pay, as additional rent, at the applicable rates, for any utility or fire protection charge incurred solely by the Tenant for its Leased Premise or, as part of the Common area Expense for the Shopping Center, any utility or fire protection service charges applicable to the common areas or to the tenants as a group.

     In no event shall Landlord be liable for an interruption or failure in the supply of any utilities for or to the Leased Premises.

                                   ARTICLE XI
                 ESTOPPEL CERTIFICATE, ATTORNMENT, SUBORDINATION

SECTION 11.01 ESTOPPEL CERTIFICATE

     Within ten (10) days after request therefor by Landlord, Tenant agrees to deliver in recordable form an Estoppel Certificate to any proposed mortgagee or purchaser or to Landlord, certifying (if such be the case) that this lease is in full force and effect and that there are no defenses or offsets thereto, or stating those claimed by Tenant.

SECTION 11.02 ATTORNMENT

     Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by Landlord covering the Leased Premises, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this lease.

SECTION 11.03 SUBORDINATION

     Upon request of Landlord, Tenant will subordinate its rights hereunder to the lien of any mortgage or mortgages, or the lien resulting from any other method of financing or re-financing, now or hereafter in force against the land and/or buildings of which the Leased Premises are a part or against any buildings hereafter to be made upon the security thereof.

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

SECTION 11.04 ATTORNEY-IN-FACT

     Tenant, upon request of any party in interest, shall execute promptly such instruments or certificates to carry out the intent of Sections 11.01, 11.02 and
11.03 above as shall be requested by Landlord. Tenant hereby irrevocably appoints Landlord as Attorney-in-fact for Tenant with full power and authority to execute and deliver in the name of Tenant any such instruments or certificates. If fifteen (15) days after the date of a written request by Landlord to execute such instruments Tenant shall not have executed the same, Landlord may, at its option, cancel this lease without incurring any liability on account thereof, and the term hereby granted is expressly limited.

                                  ARTICLE XII
                           ASSIGNMENT AND SUB-LETTING

SECTION 12.01 CONSENT REQUIRED

     Tenant will not assign this lease in whole or in part, or sub-let all or any of the Leased Premises, without the prior written consent of Landlord in each instance which said consent shall not be unreasonably withheld. The consent by Landlord to any assignment or sub-letting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or sub-letting. This prohibition against assigning or sub-letting shall be construed to include a prohibition against any assignment or sub-letting by operation of law. If this lease be assigned, or if the Leased Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. Notwithstanding any assignment or sub-lease, Tenant shall remain fully liable on this lease and shall not be released from performing any of the terms, covenants and conditions of this lease.

SECTION 12.02 CORPORATE OWNERSHIP

     (Intentionally Omitted)

                                  ARTICLE XIII
                         WASTE, GOVERNMENTAL REGULATION

SECTION 13.01 WASTE OR NUISANCE

     Tenant shall not commit or suffer to be committed any waste upon the Leased Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the Shopping Center or which may disturb the quiet enjoyment of any person within five hundred (500) feet of the boundaries of the Shopping Center.

SECTION 13.02 GOVERNMENTAL REGULATIONS

     Tenant shall at Tenant's sole cost and expense; comply with all of the requirements of all county, municipal, state, federal and other applicable governmental authorities, now in force, or which may hereafter be in force, pertaining to the said premises, and shall faithfully observe in the use of the premises all municipal and county ordinances and state and federal statutes now in force or which may hereafter be in force.

SECTION 13.03 NO HAZARDOUS SUBSTANCES

     Tenant shall not engage in operations at the Leased Premises which involve the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of "hazardous materials", without the prior written consent of Landlord, which consent shall be at Landlord's sole discretion.

     For the purposes of this Lease, the term "hazardous materials" shall include, without limitation, those substances and materials described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), 42 U.S.C. Section 9601, et seq.), the Resource Conservation and Recovery Act, as amended (RCRA), (42 U.S.C. 6901, et seq.), the Emergency Planning & Community Right-to-Know Act, as amended (EPCRA), (42 U.S.C. 11991, et seq., the Clean Water Act, as amended (CWA), 33 U.S.C. 1251, et seq.), the Clean Air Act, as amended (CAA), 42 U.S.C. 7401 et seq., the Toxic Substances Control Act, as amended (TSCA), 15 U.S.C. 2601 et seq., the Safe Drinking Water Act, as amended (SDWA), 42 U.S.C. 300(f) et seq., and any other applicable federal or state or local laws, and the regulations adopted under such acts, or any other substance, material or waste which has been determined by the United States Environmental Protection Agency, the Federal Occupational Health and Safety Administration, or similar federal or state agency, to be capable of passing significant risk of injury to human health or safety.

     Tenant will defend, protect, indemnify and hold Landlord harmless from and against any and all claims, causes of action, liabilities, damages, costs and expenses, including, without limitation, attorney fees arising from or in any way connected with hazardous materials introduced to the Leased Premises or the Shopping Center by Tenant.

     The covenants contained in this Section 13.03 shall survive the expiration or termination of this Lease, and shall continue for so long as Landlord and its successors and assigns may be subject to any expenses, obligations, penalties, fines, claims, demands, liabilities, costs, personal injuries, property damage, actions and causes of action, suits, debts, judgments, demands or charges whatsoever against which Tenant has agreed to indemnify the Landlord from under this Lease.

                                   ARTICLE XIV
                                   ADVERTISING

SECTION 14.01 CHANGE OF NAME

     (Intentionally Omitted)

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

SECTION 14.02 SOLICITATION OF BUSINESS

     Tenant and Tenant's employees and agents shall not solicit business in the parking or other common areas, nor shall Tenant distribute any handbills or other advertising matter in the parking area or in other common areas.

SECTION 14.03 PROMOTION EXPENDITURES

     Landlord may, at its discretion, provide utility services, if necessary, loudspeaker systems, lighting, advertising, whether by newspaper.. radio, television, billboards or otherwise, etc., so as to conduct promotional activities designed to draw traffic to the Shopping Center. In the event that such promotions, displays and/or advertising are conducted on behalf of tenants, Landlord may treat expenses relative to such activities as Common Area Expenses pursuant to Section 6.03 hereof.

                                   ARTICLE XV
                         DESTRUCTION OF LEASED PREMISES

SECTION 15.01 TOTAL OR PARTIAL DESTRUCTION

     If the Leased Premises shall be damaged by fire, windstorm or other insured casualty, but are not thereby rendered untenantable in whole or in part, Landlord shall at its own expense from the proceeds of such insurance, cause the damage to be repaired and the rent shall not be abated. If by reason of such occurrence, the premises shall be rendered untenantable only in part, Landlord shall at its own expense from the proceeds of such insurance, cause the damage to be repaired and the fixed minimum rent meanwhile shall be abated proportionately as to the portion of the premises rendered untenantable. If the premises shall be rendered wholly untenantable by reason of such occurrence Landlord shall, at its own expense from the proceeds of such insurance, cause such damage to be repaired and the fixed minimum rent meanwhile shall abate until the Leased Premises have been restored and rendered tenantable, or Landlord may at its election, terminate this lease and the tenancy hereby created by giving to Tenant within the sixty (60) days following the date of said occurrence, written notice of Landlord's election to do so and in the event of such termination rent shall be adjusted as of such date. Nothing in this Section shall be construed to permit the abatement in whole or in part of the additional rentals unless the term hereof is terminated.

SECTION 15.02 PARTIAL DESTRUCTION OF SHOPPING CENTER

     In the event that fifty (50%) per cent or more of the total leaseable area of the Shopping Center shall be damaged or destroyed by fire or other cause, notwithstanding that the Leased Premises may be unaffected by such fire or other cause, Landlord may terminate this lease and the tenancy hereby created by giving to Tenant five (5) days prior written notice of Landlord's election so to do, which notice shall be given, if at all, within the sixty (60) days following the date of said occurrence. Rent shall be adjust as of the date of such termination.

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

SECTION 15.03 DESTRUCTION NOT COVERED BY INSURANCE PROCEEDS

     In the event that the Leased Premises shall be damaged by any casualty not covered by an applicable insurance policy, either rendering the premises partially untenantable or totally untenantable, then and in that event, Landlord shall within fifteen (15) days of said destruction notify Tenant as to whether or not Landlord elects to rebuild the premises at its own sole cost and expense. Upon receipt of such notice of election not to rebuild, Tenant may either terminate this lease by five (5) days written notice, said termination to be effective as to the date of the destruction, or Tenant may elect to rebuild the premises at its own sole cost and expense. In the event of termination, all liabilities of each to the other, incurred no earlier than the date of termination, shall cease and terminate. In the event of casualty not covered by insurance which does not render the Leased Premises untenantable in whole or in part, then Tenant shall repair its own premises at its own sole cost and expense.

                                   ARTICLE XVI
                                 EMINENT DOMAIN

SECTION 16.01 CONDEMNATION DAMAGES

     In the event the Leased Premises or any part thereof shall be permanently taken or condemned, or transferred by agreement in lieu of condemnation, for any public or quasi-public use or purpose by any competent authority, and whether or not this Lease shall be terminated, the entire compensation award therefor, both leasehold and reversion, shall belong to the Landlord without any deduction therefrom for any present or future estate of Tenant and Tenant hereby assigns to Landlord all its right, title and interest in and to any such award. Tenant shall, however, be entitled to claim, prove and receive in such condemnation proceedings such award as may be allowed for fixtures and other equipment installed by it in the Leased Premises and moving expenses but only if or to the extent such award shall be in addition to the award for the land and the building and other improvements (or portions thereof) containing the Leased Premises.

SECTION 16.02 CONDEMNATION OF THE LEASED PREMISES

     If the entire Leased Premises shall be taken or condemned as set forth hereinabove, then the Lease shall terminate and shall become null and void from the time possession thereof is required for public use and from that date the parties hereto shall be released from further obligation hereunder; but in the event a portion only of the Leased Premises itself shall be so taken or condemned, then Landlord may elect to terminate this Lease or repair and restore the portion not affected by the taking, and thereafter fixed minimum and percentage rent and other charges to be paid by Tenant shall be equitably and proportionately adjusted.

SECTION 16.03 SHOPPING CENTER CONDEMNATION

     In the event a portion of the Shopping Center shall be taken, condermned or transferred as set forth hereinabove and as a result thereof Landlord in its sole discretion elects to discontinue the operation of the Shopping Center, Landlord may cancel this Lease by giving Tenant notice of its election and this Lease shall terminate and shall be null and void ninety (90) days after said notice, excepting and reserving to the parties any rights or remedies each may have had against the other which accrued prior to the terminate date, and the provisions with respect to the awards shall be as set forth hereinabove in
Section 16.01.

                                  ARTICLE XVII
                                DEFAULT BY TENANT

SECTION 17.01 EVENTS OF DEFAULT

     The occurrence of any of the following shall constitute an event of default hereunder:

     (a) If Tenant fails to pay the minimum rent within ten (10) days of the due date thereof as provided in Section 2.01 hereof; or

     (b) If Tenant fails to replenish the security deposit, if applicable, within five (5) days of notice to do so by the Landlord as set forth in Section
4.02 hereof; or

     (c) If Tenant fails to pay its monthly installment of its pro rata share of the Common Area Expenses as estimated by Landlord as provided in Section 6.04 hereof within ten (10) days of the due date thereof,

     (d) If Tenant shall become or any guarantor of this Lease shall become bankrupt or insolvent, or a petition is filed by or against Tenant or any guarantor of Tenant hereunder for Tenant or guarantor's reorganization, or a petition for the appointment of a receiver or Trustee of Tenant or said guarantor is filed, or a petition for the assignment by Tenant or Tenant's guarantor is filed for the benefit of creditors, or a petition is filed for taking possession of the property of Tenant or Tenant's guarantor hereunder by any governmental officer or agency pursuant to statutory authority granted therefor the dissolution or liquidation of Tenant or Tenant's guarantor, or a petition is filed for the commencement of levy, execution or attachment proceedings against Tenant or Tenant's guarantor or against a substantial portion of Tenant or Tenant's guarantor's assets; or proceedings are commenced for the levy, execution, attachment or other process of law upon or against the estate created in Tenant under this Lease; or

     (e) If Tenant shall abandon or vacate the Leased Premises during the term of the Lease; or

     (f) If Tenant fails to perform any other covenant or condition of this Lease within ten (10) days after written notice from Landlord to Tenant, unless such failure is of a nature which requires more than ten (10) days to cure, in which event Tenant's failure to diligently commence and continue to cure such failure shall constitute an event of default hereunder.

SECTION 17.02 LANDLORD'S REMEDIES

     Upon the occurrence of an event of default hereunder, in addition to all other rights and remedies available at law or in equity or provided by any provision of this Lease, Landlord may do any one or more of the following:

     (a) Landlord may terminate the Lease upon seven (7) days written notice to Tenant and upon the date specified in said notice, this Lease and the term hereby demised and all rights

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

of Tenant hereunder shall expire and terminate and Tenant shall thereupon quit and surrender possession of the Leased Premises to Landlord in the condition elsewhere herein required and Tenant shall remain liable to Landlord as hereafter provided.

     (b) Without further notice to Tenant, Landlord may enter upon and repossess the Leased Premises by summary proceedings, ejectment or otherwise and Landlord may dispossess and remove Tenant and all other persons and property from the Leased Premises and may have hold and enjoy the Leased Premises and the rents and profits therefrom.

     (c) Without further notice to Tenant, Landlord may relet the premises or any part thereof in its own name, if the Lease has not been terminated, as Tenant's agent, or on its own behalf, if this Lease has been terminated, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) or under such conditions and with such provisions which may include concessions or free rent) as Landlord in its sole discretion may determine. And Landlord may, in connection with any such reletting, cause the Leased Premises to be redecorated, altered, divided, consolidated with other space or otherwise changed or prepared for reletting between Landlord and Tenant. It being understood between Landlord and Tenant that no reletting shall be deemed a surrender and acceptance of the Leased Premises.

     (d) Without further notice to Tenant, Landlord may apply any security deposit held by Landlord or any portion of the Common Area Expenses (if applicable) contributed by Tenant and presently held by Landlord to the expenses of performing Tenant's obligations as herein provided or the expenses of causing the compliance with any of the above referenced obligations or the reletting of the Leased Premises.

     (e) Landlord may cure, but Landlord shall not be obligated to cure on behalf of Tenant any default hereunder by Tenant, upon seven (7) days notice to Tenant (except that no notice need be given in case of emergency) and 120% of the cost of such cure, and any reasonable attorney's fees incurred, shall be deemed additional rent payable upon demand.

     (f) Landlord may declare to be immediately due and payable upon three (3) days written notice to Tenant, a sum equal to the balance of the rent and all other charges due from Tenant under the Lease for the balance of the term of the Lease (accelerated rent).

     (g) In addition to any applicable lien, none of which are to be deemed waived by Landlord, Landlord shall have, at all times, and Tenant hereby grants to Landlord, a valid lien and security interest to secure payment of all rentals and other sums of money becoming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant presently or which may hereafter be situated on the Premises, and all proceeds therefrom, and such property shall not be removed therefrom without the consent of Landlord until all arrearage's in Rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully complied with and performed by Tenant. Upon the occurrence of an event of default by Tenant, Landlord may, in addition to any other remedies provided herein, peaceably enter upon the Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated on the Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale Landlord or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving notice, Landlord shall give notice of any such sale to Tenant in the manner prescribed in Section 22.12 of this Lease at least five (5) days before the time of sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorneys' fees and other expenses), shall be applied as a credit against the indebtedness secured by the security interest herein granted. Any surplus shall be paid to Tenant or as otherwise required by law; and Tenant shall pay any deficiencies forthwith. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provisions of the Uniform Commercial Code in force in the State of Pennsylvania.

     Landlord shall in no event be responsible or liable for any failure to relet the Leased Premises or any part thereof, or for any failure to collect any rent due upon a reletting, nor shall Landlord have any duty to mitigate damages resulting from a default by Tenant.

     Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and seek to obtain as damages incidental to a termination of this Lease, in any court proceedings including, without limitation, bankruptcy or reorganization proceedings, the maximum amount allowed by any statute or rule of law in effect when such damages are to be proved.

     No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

     No waiver by Landlord of any breach by Tenant of any of Tenant's obligations, agreements, or covenants herein shall be a waiver of any subsequent breach or of any obligation, agreement or covenant; nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach.

SECTION 17.03 LEGAL EXPENSES

     In case suit shall be brought for recovery of possession of the Leased Premises, for the recovery of rent or any other amount due under the provisions of this lease, or because of the breach of any other covenant herein contained on the part of Tenant to be kept or performed, and a breach shall be established, Tenant shall pay to Landlord all expenses incurred therefor, including a reasonable attorney's fee.

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                                  ARTICLE XVIII
                               ACCESS BY LANDLORD

SECTION 18.01 RIGHT OF ENTRY

     Landlord or Landlord's agents shall have the right to enter the Leased Premises following reasonable prior notice and at any time in case of emergency to examine the same, and to show them to prospective purchasers or tenants of the Shopping Center, and to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all material into and upon said premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part and the rent reserved shall not abate while said repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise. During the one hundred twenty (120) days prior to the expiration of the term of this lease or any renewal term, Landlord may exhibit the premises to prospective tenants or purchasers, and place upon the premises the usual notices "To Let" or "For Sale" which notices Tenant shall permit to remain thereon without molestation.

                                  ARTICLE XIX
                                TENANT'S PROPERTY

SECTION 19.01 TAXES ON LEASEHOLD

     Tenants shall be responsible for and shall pay before delinquency all municipal, county or state taxes assessed during the term of this lease against any leasehold interest or personal property of any kind, owned by or placed in, upon or about the Leased Premises by Tenant.

SECTION 19.02 LOSS AND DAMAGE

     Landlord shall not be liable for any damage to property of Tenant or of others located on the Leased Premises, or for the loss or damage to any property of Tenant or of others by theft or otherwise. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Leased- Premises or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of whatsoever nature. Landlord shall not be liable for any such damage caused by other tenants or persons in the Leased Premises, occupants of adjacent property or the public, or caused by operations in construction of any private, public or quasi-public work Landlord shall not be liable for any latent defect in the Leased Premises or in the building of which they form a part except for a period of one (1) year from the date Tenant takes possession of the Leased Premises. All property of Tenant kept or stored on the Leased Premises shall be so kept or stored at the risk of Tenant only and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant's insurance carrier, unless such damage shall be caused by the willful act or gross neglect of Landlord.

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SECTION 19.03 NOTICE BY TENANT

     Tenant shall give immediate notice to Landlord in case of fire or accidents in the Leased Premises or in Shopping Center or of defects therein or in any fixtures or equipment.

                                   ARTICLE XX
                            HOLDING OVER, SUCCESSORS

SECTION 20.01 HOLDING OVER

     Any holding over after the expiration of the term hereof, with the consent of the Landlord, shall be construed to be a tenancy from month to month at twice the rents herein specified (prorated on a monthly basis) and shall otherwise be on the same terms and conditions herein specified, so far as applicable.

SECTION 20.02 SUCCESSORS

     All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors and assigns of the said parties and, if there shall be more than one tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been approved by Landlord in writing as provided for under Section 12.01 hereof.

                                   ARTICLE XXI
                                 QUIET ENJOYMENT

SECTION 21.01 LANDLORD'S COVENANT

     Upon payment by the Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitable claiming by, through or under the Landlord, subject, nevertheless, to the terms and conditions of this Lease.

                                  ARTICLE XXII
                                  MISCELLANEOUS

SECTION 22.01 ACCORD AND SATISFACTION

     No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, or shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this lease period.

SECTION 22.02 BROKER'S COMMISSION

     Each of the parties represents and warrants that there are no claims for brokerage commissions or finders fees in connection with the execution of this lease, except as listed below, and each of the parties agrees to indemnify the other against and hold the other harmless from, all liabilities arising from any such claim (including without limitation, the cost of attorney's fees in connection therewith) except as follows: NONE

SECTION 22.03 CAPTIONS AND SECTION NUMBERS

     The captions, section numbers, article numbers and index appearing in this lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or articles or this lease or in any way affect this lease.

SECTION 22.04 CHOICE OF LAW

     (Intentionally Omitted)

SECTION 22.05 ENTIRE AGREEMENT

     This lease, the Exhibits and Rider, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the leased premises and there are no covenants, promises, agreements, conditions or understandings either oral or written, between them other than as herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

SECTION 22.06 EXONERATION

     It is covenanted and agreed that no personal liability or responsibility is assumed by nor shall at any time be asserted or enforced against Landlord or any partner, affiliate, parent corporation, officer, director or shareholder thereof, or the successors or assigns of the foregoing or any lender having a Deed of Trust or mortgage on the premises, on account of any covenant, undertaking or agreement in this Lease contained, all such personal liability and responsibility, if any, being expressly waived and released, it being understood that Tenant shall look solely to the equity of the Landlord in the Leased Premises for satisfaction of any proven damage of Tenant in the event of a breach by Landlord hereunder.

SECTION 22.07 FORCE MAJEURE

     In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor trouble, inability to procure materials, If Tenant failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this

Section 24.05 shall not operate to excuse Tenant from prompt payment of rent; additional rent or any other payments required by the terms of this Lease.

SECTION 22.08 JOINT AND SEVERAL LIABILITY

     If more than one natural person or entity shall constitute Tenant, then the liability of each such person or entity shall be joint and several. if Tenant is a general partnership or other entity the partners or member of which are subject to personal liability of each such partner or member shall be joint and several.

SECTION 22.09 MERCHANTS' ASSOCIATION

     Tenant hereby agrees to join the Merchants' Association or its successor, and further agrees to be bound by the by-laws, rules and regulations of the Merchants' Association including but not limited to the payment of membership dues as set forth from time to time by the Merchants' Association.

SECTION 22.10 NO OPTION

     The submission of this lease for examination does not constitute a reservation of or option for the Leased Premises and this lease becomes effective as a lease only upon execution and delivery thereof by Landlord and Tenant.

SECTION 22.11 NO PARTNERSHIP

     Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint adventurer or a member of a joint enterprise with Tenant.

SECTION 22.12 NOTICES

     Any notice, demand, request or other instrument which may be or are required to be given under this lease shall be delivered in person or sent by United States certified mail postage prepaid and shall be addressed (a) if to Landlord at the address first hereinabove given or at such other address as Landlord may designate by written notice and (b) if to Tenant to 500 York Road, Towson, MD 21204 or at such other address as Tenant shall designate by written notice and shall be effective as of the actual delivery or the first business day following the proper posting.

SECTION 22.13 PARTIAL INVALIDITY

     If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this lease shall be valid and be enforced to the fullest extent permitted by law.

SECTION 22.14 RECORDING

     Tenant shall not record this lease without the written consent or Landlord; however, upon the request of either party hereto the other party shall join in the execution of a memorandum or so-called "short form" of this lease for the purposes of recordation. Said memorandum or short form of this lease shall describe the parties, the Leased Premises and the term of this lease and shall incorporate this lease by reference. The party requesting or requiring recordation shall pay all costs associated therewith.

SECTION 22.15 RELOCATION PROVISION

     Landlord retains the right to relocate Tenant within the Shopping Center. Landlord shall be responsible for the reasonable expenses of the physical move of Tenant to space of comparable size and decor under the same terms and conditions herein stipulated.

SECTION 22.16 TENANT DEFINED, USE OF PRONOUN

     The word "Tenant" shall be deemed and taken to mean each and every person or party mentioned as a Tenant herein and, if there shall be more than one Tenant, any notice required or permitted by the terms of this lease may be given by or to any one thereof, and shall have the same force and effects as if given by or to all thereof. The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this lease apply in the plural sense where there is more than one Landlord or Tenant and to either corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

SECTION 22.17 WAIVER

     The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No covenant, term or conditions of this lease shall be deemed to have been waived by Landlord, unless such waiver be in writing by Landlord.

SECTION 22.18 WAIVER OF TRIAL BY JURY

     It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury (unless such waiver would preclude a right to counterclaim) in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damages) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceedings for non-payment of Rent or other sums due hereunder, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding.

SECTION 22.19 LEASE DOCUMENT

     This lease shall consist of this Lease Agreement; and

     l.   Acknowledgements; and
     2.   Rules and Regulations of the Shopping Center; and
     3.   Sign Criteria; and
     4.   "Exhibit A" - Legal Description of Shopping Center; and
     5.   "Exhibit B" - Plot Plan of Shopping Center indicating "Leased
          Premises".

     In witness whereof, Landlord and Tenant have signed and sealed this Lease on the day and year first above written.

ATTEST:                                        LANDLORD

                                               HIGHLANDTOWN VILLAGE
                                               SHOPPING CENTER, INC.


---------------------------------------        ---------------------------------
William C. Hamm, Jr., Secretary                Robert A. Ferree, President


WITNESS                                        TENANT

                                               AmericasBank


/s/ Steven Hudson                              /s/ Richard J. Hunt
---------------------------------------        ---------------------------------
Chief Financial Officer                        Richard J. Hunt, Jr., President

                                ACKNOWLEDGEMENTS

Corporate

     STATE OF PENNSYLVANIA        :
                                  : SS
     COUNTY OF ALLEGHENY          :

     BEFORE ME, the undersigned authority, on this          day of       , 2000,
                                                   --------        ------
personally appeared Robert A. Ferree and William C. Hamm, Jr. known to me to be the President and Secretary respectively of Highlandtown Village Shopping Center, Inc., being by me duly sworn, did depose and say that they reside in Butler County; they are the President and Secretary, respectively, of Highlandtown Village Shopping Center, Inc., the corporation described in and which executed the foregoing instrument; they know the seal of said corporation; that on behalf of said corporation and by order of its board of directors, they signed, sealed and delivered said instrument for the uses and purposes therein set forth, as its free and voluntary act, and that they signed their names thereto be like order.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


----------------------------------
Notary Public

My Commission Expires:


----------------------------------

                                 ACKNOWLEDGEMENT

Corporate

     STATE OF MARYLAND   :
                         : SS
     COUNTY OF BALTIMORE :

     BEFORE ME, the undersigned authority, on this 6th day of June, 2000, personally appeared Richard J. Hunt, Jr. and Steven Hudson known to me to be the President and CFO of AmericasBank who, being by me duly sworn, did depose and say that they reside in Baltimore and Howard County respectively; they are the President and Secretary, respectively, of AmericasBank, the corporation described in and which executed the foregoing instrument; they know the seal of said corporation; that on behalf of said corporation and by order of its board of directors, they signed, sealed and delivered said instrument for the uses and purposes therein set forth, as its and their free and voluntary act, and that they signed their names thereto be like order.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


/s/ Patricia D'Alessandro
----------------------------------
Notary Public

My Commission Expires:

May 1, 2004

                              RULES AND REGULATIONS

Tenant agrees as follows:

     (1) All loading and unloading of goods shall be done only at the times, in the areas and through the entrances designated for such purposes by Landlord.

     (2) The delivery or shipping of merchandise, supplies and fixtures to and from the Leased Premises shall be subject to such rules and regulations as in the judgment of Landlord are necessary for the proper operation of the Leased Premises or Shopping Center.

     (3) All garbage and refuse shall be kept in the kind of container specified by Landlord, and shall be placed outside of the premises prepared for collection in the manner and at the times and places specified by Landlord. If Landlord shall provide or designate a service for picking up refuse and garbage, Tenant shall use same at Tenant's cost. Tenant shall pay the cost of removal of any of Tenant's refuse or rubbish.

     (4) No radio or television or other similar device shall be installed without first obtaining in each instance Landlord's consent writing. No aerial shall be erected on the roof or exterior walls of the premises, or on the grounds, without in each instance, the written consent of Landlord. Any aerial so installed without such written consent shall be subject to removal without notice at any time.

     (5) No loudspeakers, television, phonographs, radios or other devices shall be used in a manner so as to be heard or seen outside of the premises without the prior written consent of Landlord.

     (6) If the Leased Premises are equipped with heating facilities separate from those in the remainder of the Shopping Center, Tenant shall keep the Leased Premises at a temperature sufficiently high to prevent freezing of water in pipes and fixtures.

     (7) The outside areas immediately adjoining the premises shall be kept clean and free from snow, ice, dirt and rubbish by Tenant to the satisfaction of Landlord, and Tenant shall not place or permit any obstructions or merchandise in such area.

     (8) Within five (5) days after taking possession of the premises Tenant and Tenant's employees shall park their cars only in those portions of the parking area designated for that purpose by Landlord, shown as on Exhibit "B" attached hereto. Tenant shall furnish Landlord with State automobile license numbers assigned to Tenant's cars and cars of Tenant's employees, and shall thereafter notify Landlord of any changes within five (5) days after such changes occur. In the event that Tenant or its employees fail to park their car in designated parking areas as aforesaid, then Landlord at its option shall charge Tenant Ten Dollars ($10.00) per day per car parked in any area other than those designated, as and for liquidated damage.

     (9) The plumbing facilities shall not be used for any other purpose than that for which they are constructed and no foreign substance of any kind shall be thrown therein. The expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant for itself and its employees, agents, or invitee who caused it.

     (10) Tenant shall use at Tenant's cost such pest extermination contractor as Landlord may direct and at such intervals as Landlord may require.

     (11) Tenant shall not burn any trash or garbage of any kind in or about the Leased Premises or the Shopping Center.

     (l2) Tenant shall install and maintain, at its own cost and expense, as many fire extinguishers mounted with the top and not more than five (5) feet from the floor as shall be required by the Landlord, any municipality or any insurance rating bureau.

                          SHOPPING CENTER SIGN CRITERIA

Tenant will use individual illuminated letters for its storefront exterior sign. The size and placement of the same letters shall be approved by Landlord in writing following submission by Tenant of sign drawings and placement specifications specifying the size and location thereof prior to the commencement of any work for the installation of the same.

Tenant will be responsible for submitting sign drawings to Landlord for Landlord's approval, for purchasing said sign and for the installation thereof in compliance with placement specifications therefor which have been approved by Landlord.

                                                                       EXHIBIT A

                                LEGAL DESCRIPTION

All that tract or parcel of land lying and situate in the City of Baltimore, Maryland and more particularly described as follows, to wit:

Beginning for the same at a point, said point being at the east side of Eaton Street, sixty feet wide (60'), and at the south side of East Baltimore Street, seventy feet wide (70'), thence binding the outline of a plat entitled "Subdivision Plan, Lands To Be Acquired By T.S.P. Corporation", which plat is recorded among the Land Records of Baltimore City in Plat Record S.E.B. No. 3094, the eight following courses and distances, viz:

     1.   N.87(degree)06'02"E. - 434.83 feet,

     2. by an arc curving to the left with radius of 300.00 feet the distance of 209.50 feet, said arc subtended by chord bearing
          S.48(degree)37'59"E. - 205.27 feet,

     3.   N.88(degree)52'38"E. - 12.96 feet,

     4.   S.00(degree)40'23"E. - 75.00 feet,

     5. by an arc curving to the right with radius of 312.00 feet the distance of 48.33 feet, said arc subtended by chord bearing S
          68(degree)54'53"E. - 48.28 feet,

     6.   S.02(degree)53'58"E. - 117.98 feet,

     7.   S.87(degree)06'02"W. - 635.98 feet, and

     8.   N.02(degree)53'58"W. - 356.23 feet to the point or place of beginning.

Containing 4.6408 acres of land more or less.